Exhibit 99.1

Trine Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing May 3, 2019

NEW YORK, April 29, 2019 —Trine Acquisition Corp. (NYSE: TRNE.U) (the “Company”) today announced that, commencing May 3, 2019, holders of the 30,015,000 units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock and warrants included in the units. Shares of the Class A common stock and warrants that are separated will trade on The New York Stock Exchange under the symbols “TRNE” and “TRNE WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The New York Stock Exchange under the symbol “TRNE.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into shares of Class A common stock and warrants.

Registration statements relating to these securities have been filed with, and declared effective by, the Securities and Exchange Commission on March 14, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the technology and/or media and communications sectors.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts

Pierre M. Henry

Chief Financial Officer
Trine Acquisition Corp.
+1 212-503-2842